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                                                                       EXHIBIT 1
                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT ("Agreement") is made this 17th day of May, 2002 by and between Michael P. Krasny, as Trustee of the Michael P. Krasny Revocable Trust dated July 1, 1993 (the "Trust"), Eqco Partners, LLC, a Delaware Limited Liability Company ("Eqco"), Scott Miller ("Miller") and Chicago Title and Trust Company, an Illinois corporation ("Escrow Agent").

                                   WITNESSETH:

         WHEREAS, the Trust owns 232,223 shares of the common stock of AMX Corporation (formerly known as Panja Inc., the "Company") (the "Trust Shares");

         WHEREAS, Eqco owns 348,335 shares of the common stock of the Company (the "Eqco Shares") (the Trust Shares and the Eqco Shares are referred to individually as a "Share" and collectively as the "Shares", and the Trust and Eqco are referred to individually as a "Seller" and collectively as the "Sellers");

         WHEREAS, in letters to the Trust and Eqco dated February 22, 2001 (the "Price Support Letters"), Miller agreed:

         (i) to pay to the Trust the amount by which the purchase price received by the Trust upon the sale of the Trust Shares after February 22, 2002 is less than $999,998.68, and

         (ii) to pay to Eqco the amount by which the purchase price received by Eqco upon the sale of the Eqco Shares after February 22, 2002 is less than $1,500,000.18 (the agreements referred to in clauses
               (i) and (ii) are hereinafter referred to as Miller's "Support Obligations").

         WHEREAS, in letters to the Trust and Eqco dated April 5, 2002 (the "April 2002 Letters"), which are being terminated hereby, Miller agreed to purchase on May 5, 2002 the Trust Shares for $999,998.68 and the Eqco Shares for $1,500,000.18 (such obligations are hereinafter referred to as Miller's "Purchase Obligations");

         WHEREAS, Miller informed the Trust and Eqco that he is unable to make such purchases at this time, and, accordingly that he is willing to deposit the sum of $1,000,000.00 ($600,000.00 for Eqco and $400,000.00 for the Trust) in
escrow as security for his Support Obligations;

         WHEREAS, the Trust and Eqco have each agreed to terminate the Purchase Obligations and wait until August 5, 2002 to sell their Shares in consideration of the deposit of such amount;

         WHEREAS, in the event that Miller has not located a purchaser for all of the Trust Shares or all of the Eqco Shares on or before August 5, 2002, the Trust or Eqco, as the case may be, shall be entitled to sell the remaining Trust Shares or Eqco Shares (which sales may take place in several increments due to SEC limitations upon the number of Shares which may be sold pursuant to Rule 144 in a ninety (90) day period), and the funds in escrow shall be applied in satisfaction of Miller's Support Obligations to the extent that each Trust Share or Eqco Share is sold for a price which is less than $4.3062 per Share;

         WHEREAS, Chicago Title and Trust Company has agreed to act as Escrow Agent to hold such deposit upon the terms and conditions hereinafter set forth:

         NOW THEREFORE, in consideration of the premises and the respective covenants and agreements hereinafter contained, it is hereby covenanted and agreed by and among the parties as follows:

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         1.  Escrowed Funds. Miller will deposit promptly after signing of this
Agreement the sum of $1,000,000.00 (such amount collectively with all interest earned thereon being referred to as the "Escrowed Funds") as security for Miller's Support Obligations. The $1,000,000.00 shall be invested in one or more money market funds or accounts which are pre-approved in advance by Miller, the Trust, and Eqco.

         2. Agreement Not to Sell. Eqco and the Trust each hereby agree that they will not sell any of their Shares until August 5, 2002 without the prior written consent of Miller except for an Involuntary Sale (as defined in the Price Support Letters).

         3. Allocation of Escrowed Funds. The Escrowed Funds shall be allocated to two accounts, with the initial sum of $400,000.00 to be allocated to an account dedicated to the satisfaction of Miller's Support Obligation to the Trust (the "Trust Account"), and the initial sum of $600,000.00 to be allocated to an account dedicated to the satisfaction of Miller's Support Obligation to Eqco (the "Eqco Account"). The earnings, if any, on the funds in each account shall be allocated to each such Account and shall be taxed to Miller.

         4. Delivery of Escrowed Funds Pursuant to Joint Direction. In the event that the Escrow Agent receives a joint written direction signed by Miller and the Trust ("Trust Joint Direction") with respect to the Escrowed Funds allocated to the Trust Account, or a joint written direction signed by Miller and Eqco ("Eqco Joint Direction") with respect to the Escrowed Funds allocated to the Eqco Account, the Escrow Agent shall make distributions of Escrowed Funds in accordance with such joint written directions.

         5. Delivery of Escrowed Funds After August 5, 2002. On and after August 6, 2002 and until the eighteen (18) month anniversary of the date hereof, the Escrow Agent shall deliver funds as specified in a written notice ("Certification") executed by the Trust with respect to the Trust Account, or a written Certification executed by Eqco with respect to the Eqco Account. Notwithstanding the foregoing, the Escrow Agent may distribute funds to the Trust or Eqco after such eighteen (18) month anniversary pursuant to a Certification received by the Escrow Agent prior to such anniversary. If a Seller sells Shares, the Seller of such Shares shall submit a Certification to the Escrow Agent, with a copy to Miller, stating the number of Shares sold by the Seller, and the gross sales price therefor, accompanied by a copy of the confirmation evidencing such sale. The Certification shall also set forth the amount of distribution to be made by the Escrow Agent from the Trust Account or the Eqco Account, as the case may be, which shall be the excess of the amount determined by multiplying the number of Shares sold by $4.3062 over the gross sales price for such Shares. The Escrow Agent shall distribute the amount specified in such Certification from the Trust Account or the Eqco Account, as the case may be, within five business days of receipt of such Certification by wire transfer of immediately available federal funds to an account designated by the Seller. For example, if the Trust sells 100,000 Shares for a total gross sales price of $400,000.00. The Escrow Agent would be required to distribute the excess of the amount determined by multiplying the number of Shares sold (100,000) by $4.3062 ($430,620.00) over the gross sales price ($400,000.00), resulting in a distribution of $30,620.00.

         In the event that a Seller has previously submitted a Certification, any subsequent Certification shall include the total number of Shares sold by such Seller (including the current sale). The maximum number of Shares with respect to which the Trust is entitled to receive payments from the escrow in satisfaction of Miller's Support Obligation is 232,223, and the maximum number of Shares with respect to which Eqco is entitled to receive payments from the escrow in satisfaction of Miller's Support Obligation is 348,335 Shares. For example, assume the Trust has previously sold 200,000 Shares in two prior sales and now is selling an additional 100,000 Shares at $4.00 gross sales price per share (which assumes that the Trust has acquired shares of the Company stock in addition to the 232,223 which are the subject of Miller's Support Obligation). The Certification given by the Trust seeking a distribution must be limited to 32,223 Shares. The additional 67,777 shares of the Company stock sold are not covered by Miller's Support Obligation.

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Accordingly, the Certification presented must reflect the 200,000 Shares previously sold, and the request for distribution must be limited to 32,223 additional Shares sold. The distribution amount will be equal to the excess of 32,223 multiplied by $4.3062 ($138,758.68) over 32,223 multiplied by $4.00
($128,892.00), resulting in a distribution of $9,866.68.

         In the event that a Certification reflects that a Seller has sold cumulatively more than the maximum number of Shares with respect to which such Seller is entitled to receive payments from the escrow, the Escrow Agent shall reject such Certification and inform the Seller of such fact. The Seller shall then be required to present a revised Certification which limits the cumulative number of Shares to the maximum number with respect to which the Seller is entitled to receive payments from the escrow, and accordingly reduces the number of Shares with respect to which the Seller is requesting a distribution.

         In the event that a Certification requests a distribution of an amount which is greater than the remaining balance in the appropriate Account, the Escrow Agent shall distribute the remaining balance in such Account, shall send a notice to the Seller whose Account has been reduced to zero and to Miller, and the Escrow Agent shall have no liability for the amount of the request for distribution in excess of the amount distributed. Such amount shall be paid by Miller within ten (10) business days of receipt of notice from the Escrow Agent of the exhaustion of funds in such Account. In addition, if any additional Trust Shares or Eqco Shares have not been sold, Miller shall be personally liable to pay the Support Obligation with respect to such unsold Shares, provided that such Shares are sold prior to the eighteen (18) month anniversary of the date hereof. Such personal liability shall survive the termination of the Qualifying Period as defined in Section 11.

         In the event that the Escrow Agent has made distributions to the Sellers with respect to the maximum number of Shares with respect to which payments may be made, the Escrow Agent shall distribute all remaining Escrowed Funds to Miller. The Escrow Agent shall also distribute upon the written request of Miller on the eighteen (18) month anniversary of the date hereof all remaining Escrowed Funds to Miller (after distribution of Escrowed Funds required to be distributed pursuant to a Certification received by the Escrow Agent before such eighteen (18) month anniversary).

         6. Termination of Escrow. The escrow shall terminate upon (i) the distribution of all of the Escrowed Funds to the Sellers, (ii) the sale by each of the Sellers of the maximum number of Shares with respect to which each Seller is entitled to receive payments from the escrow and the distribution by the Escrow Agent to Miller of all remaining Escrowed Funds after the Escrow Agent has made all required distributions to the Sellers, or (iii) the eighteen month anniversary of the date hereof, after the payment of all Escrowed Funds required to be distributed pursuant to any Certification received by the Escrow Agent prior to such eighteen (18) month anniversary and the distribution by the Escrow Agent to Miller of all remaining undistributed Escrowed Funds.

         7. Reliance Upon Genuineness of Documents. The Escrow Agent shall not be responsible for the genuineness of any Certification or signature and may rely conclusively upon and shall be protected when acting upon any notice, affidavit, request, consent, instruction, check, or other instrument believed by it in good faith to be genuine or to be signed or presented by the proper person, or duly authorized, or properly made. The Escrow Agent shall have no responsibility except for the performance of its express duties hereunder and no additional duties shall be incurred hereunder or implied hereby.

         8. Amendments. No amendment or modification of this Agreement or waiver of its terms shall affect the rights and duties of the Escrow Agent unless its written consent thereto shall have been obtained.

         9. Resignation of Escrow Agent. The Escrow Agent may resign by giving ten (10) days prior written notice to all parties to this Agreement.

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         10. Successor Escrow Agent. In the event of the resignation of the
Escrow Agent, the parties shall appoint a successor Escrow Agent by their unanimous consent in writing.

         11. Termination of April 2002 Letters; "Qualifying Period". The parties hereby terminate each of the April 2002 Letters. In addition, the parties hereby agree that the term "Qualifying Period" (as defined in the Price Support Letters and amended by the April 2002 Letters) shall mean the period commencing on the first anniversary of the Closing (as defined in the Subscription Agreements dated February 22, 2001 between the parties) and ending on the eighteen (18) month anniversary of the date hereof. Notwithstanding the foregoing, upon the distribution of all Escrowed Funds allocated to the Trust Account or the Eqco Account without satisfaction of Miller's total Support Obligation with respect to either the Eqco Shares or the Trust Shares, as the case may be, Miller shall be required to pay in cash the amount by which Miller's total Support Obligation to the Trust or to Eqco, as the case may be, exceeds the total amount distributed to the Trust or to Eqco, as the case may be, from the escrow in accordance with the provisions of Section 5. The liability for the amounts Miller may be required to pay in accordance with the preceding sentence shall survive the termination of the Qualifying Period and shall be a continuing liability of Miller, individually, until such amounts have been paid in full.

         12. Dispute Resolution. In case of a dispute arising under this Agreement, the Escrow Agent shall withhold distributing the Escrowed Funds to any party until such time as the dispute shall have been resolved or the rights of the respective parties shall have been settled by court adjudication, arbitration, joint order or otherwise and shall be fully protected in withholding performance. In the event that any litigation arises under or in connection with this Agreement, the Escrow Agent is hereby authorized to deposit with the Clerk of a Court of competent jurisdiction, the Escrowed Funds and, thereupon, the Escrow Agent shall stand fully relieved and discharged of any further duty hereunder and with respect to the Escrowed Funds with Escrow Agent. In the event the Escrow Agent shall be involved in any dispute or litigation by reason of acting as the Escrow Agent hereunder, the Escrow Agent is hereby authorized to interplead all interested parties in any court of competent jurisdiction and to deposit with the Clerk of such Court the Escrowed Funds, and thereupon stand fully relieved and discharged of any further duties hereunder and with respect to the remaining Escrowed Funds, and all of Escrow Agent's fees and costs including, but not limited to, reasonable attorneys' fees, shall be paid as determined by such court.

         13. Judicial Action. In the event the Escrowed Funds held by the Escrow Agent under this Agreement shall be attached, garnished or levied upon under any order of court, or the delivery thereof shall be stayed or enjoined by any order of court, or any other order, judgment or decree shall be made or entered by any court affecting such property, or any part thereof, the Escrow Agent is hereby expressly authorized to obey and comply with all such writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction; and in case the Escrow Agent obeys and complies with any such writ, order, judgment or decree, it shall not be liable to any of the parties hereto, their successors, heirs or legal representatives, or to any other person, firm or corporation by reason of such compliance, notwithstanding that such writ, order, judgment or decree may subsequently be reversed, modified, annulled, set aside or vacated.

         14. Notice of Proceedings. The Escrow Agent shall notify all the other parties under this Agreement promptly upon receipt of any notice of any proceedings involving the Escrowed Funds and shall keep them advised of developments in connection therewith.

         15. Rights and Obligations of Escrow Agent. The Escrow Agent may confer with its counsel with respect to any questions relating to its duties or responsibilities hereunder, and it shall not be liable for any act done or omitted by it in good faith on the advice of counsel. The parties hereby agree that the Escrow Agent shall have no responsibility with respect to the application of any funds paid by the Escrow Agent pursuant to the provisions hereof. The Escrow Agent shall have no duties except those which are expressly set forth herein. The Escrow Agent shall not be bound by any notice of, or

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demand with respect thereto, any waiver, modification, amendment, termination or recission of this Agreement unless in writing and, if the duties of the Escrow Agent herein are affected, unless it shall have given its prior written consent thereto. The Escrow Agent shall not be liable or responsible for anything done or omitted to be done by it in good faith, it being understood that its liability hereunder shall be limited solely to gross negligence or willful misconduct on its part. The parties jointly and severally agree to indemnify and hold the Escrow Agent harmless against all liability which may be imposed upon it or incurred by it in connection with its acceptance of appointment as Escrow Agent hereunder and the performance of its duties hereunder. Miller has paid the sum of $2,000.00 to the Escrow Agent to cover the first year's escrow maintenance fee. All other fees and expenses of the Escrow Agent for acting hereunder, including the fees, costs and expenses of its counsel, who may be employees of Escrow Agent, shall also be paid by Miller.

         16. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or when sent by registered or certified mail or by facsimile addressed as follows:


         If to Miller:       Scott Miller
                             11515 Hillcrest Road
                             Dallas, Texas 75230
                             Fax No.: (214) 369-0013
                             Telephone No.: (214) 369-1682


         If to Eqco:         Eqco Partners, LLC
                             c/o Durandal, Inc.
                             676 North Michigan, Suite 3450
                             Chicago, Illinois 60611
                             Fax No.: (312) 943-3596
                             Telephone No.: (312) 943-0451
                             Attention: Casey Cowell,
                                        President of Durandal, Inc., its Manager

         If to the Trust:    Michael P. Krasny, Trustee
                             812 Skokie Boulevard
                             Northbrook, Illinois  60062
                             Fax No.:  (847) 498-1133
                             Telephone No.:  (847) 498-1177


         If to Escrow Agent: Chicago Title and Trust Company
                             171 N. Clark Street, 03D2
                             Chicago, Illinois  60601
                             Escrow Number 22046056
                             Fax No.:  (312) 223-2108
                             Telephone No.: (312) 223-2710
                             Attention:     Chris Cameron

or such other address as such party may indicate by a notice delivered to the other parties hereto.

         17. Binding Effect. This Agreement shall be binding upon the parties hereto, and their respective heirs, successors and assigns.

         18. Choice of Law; Consent to Jurisdiction. This Agreement shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois. The parties hereby irrevocably submit to the exclusive jurisdiction of any United States Federal or Illinois State court sitting in Chicago in any action or proceeding arising out of or relating to this Agreement and the parties irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waive any objection they may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.

         19. Modification. This Agreement may be amended from time to time by written instrument executed by all parties to this Agreement.

         20. Directions. All directions given by the parties to the Escrow Agent shall be in writing and signed by the party making the direction.

         21. Direction Not to Invest/Right to Commingle: Except as to deposits of funds for which Escrow Agent has received express written direction concerning investment or other handling, the parties hereto direct the Escrow Agent NOT to invest any funds deposited by the parties under the terms of this escrow and waive any rights which they may have under Section 2-8 of the Corporate Fiduciary Act (205 ILCS 620/2-8) to receive interest on the Escrowed Funds. In the absence of an authorized direction to invest funds, the parties hereto agree that the Escrow Agent shall be under no duty to invest or reinvest any such funds at any time held by it hereunder; and, further, that the Escrow Agent may commingle such funds with other deposits or with its own funds in the manner provided for the administration of funds under said Section 2-8 and may use any part or all of such funds for its own benefit without obligation to any party for interest or earnings derived thereby, if any. Provided, however, nothing herein shall diminish Escrow Agent's obligation to apply the full amount of such funds in accordance with the terms of this Escrow Agreement.

         IN WITNESS WHEREOF, each of the parties have caused this Agreement to be executed by its duly authorized officers or signed this Agreement as of this 17th day of May, 2002.

EQCO PARTNERS, LLC                            MICHAEL P. KRASNY REVOCABLE TRUST,
By: Durandal, Inc., Its Manager               DATED 7/1/93

 /s/ CASEY COWELL                              /s/ MICHAEL P. KRASNY
--------------------------------              ----------------------------------
By:  Casey Cowell, President                  By:  Michael P. Krasny, Trustee


                                               /s/ SCOTT MILLER
                                              ----------------------------------
                                              Scott Miller

CHICAGO TITLE AND TRUST COMPANY

By:  /s/ C. CAMERON
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